UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 16, 2005

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 16, 2005, Mr. Howard B. Rosen was elected to serve as a member of the Board of Director of CoTherix, Inc. (the “Company”). A copy of the related press release is furnished as Exhibit 99.1 to this Current Report.

Mr. Rosen is the Vice President, Commercial Strategy at Gilead Sciences, Inc., a position he has held since October 2004. In addition, Mr. Rosen currently serves on the board of directors of Pharsight Corporation, a publicly traded company.

Pursuant to the Company’s automatic option grant program for non-employee directors under the Company’s 2004 Equity Incentive Plan, Mr. Rosen was granted an option to purchase 18,180 shares of the Company’s Common Stock. The exercise price per share is equal to the fair market value per share on the date the option was granted. Mr. Rosen will vest in 1/12 of the option shares upon his completion of each three-month period of continuous service with the Company. Vesting accelerates under certain circumstances.

Also pursuant to the Company’s automatic option grant program, starting in 2006, Mr. Rosen will receive an option to purchase 6,060 shares of the Company’s Common Stock at each regular annual meeting of the Company’s stockholders for a three-year period, provided that he continues to be a Board member. Starting in his fifth year of Board service, this annual option grant will cover 9,090 shares of the Company’s Common Stock. The exercise price per share of each option will be equal to the fair market value per share on the date such option is granted. For each of these annual option grants, he will vest in 1/4 of the option shares upon his completion of each three-month period of continuous service with the Company. Vesting accelerates under certain circumstances.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of CoTherix, Inc. dated September 19, 2005, regarding the election of Mr. Howard Rosen as a member of the Company’s Board of Directors, furnished in accordance with Item 5.02 of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2005

CoTherix, Inc.

By:	/s/ Christine E. Gray-Smith
Christine E. Gray-Smith Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 20, 2005

Exhibit	Description
99.1	Press Release of CoTherix, Inc. dated September 19, 2005 regarding the election of Mr. Howard Rosen as a member of the Company’s Board of Directors, furnished in accordance with Item 5.02 of this Current Report on Form 8-K.